Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-264475 on Form N-2 of our report dated March 29, 2023, relating to the financial statements of KRE HQ at First LLC for the year ended December 31, 2022, and to the reference to us under the heading “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 28, 2023